Exhibit Index begins on sequential page number: 4


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                           HIGHWOODS PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)

                  Maryland                                   56-1869557
               (State or other jurisdiction                (I.R.S. Employer
                        of incorporation)                  Identification No.)

          3100 Smoketree Court                                 27604
                  Suite 600                                   (Zip Code)
         Raleigh, North Carolina
            (Address of principal
            executive offices)
                             ----------------------

                           HIGHWOODS PROPERTIES, INC.
                   AMENDED AND RESTATED 1994 STOCK OPTION PLAN
                            (Full title of the plan)
                             ----------------------

       Ronald P. Gibson                                    Copy to:
            President                                Brad S. Markoff
     Highwoods Properties, Inc.             Smith Helms Mulliss & Moore, L.L.P.
 3100 Smoketree Court, Suite 600                  2800 Two Hannover Square
    Raleigh, North Carolina  27604             Raleigh, North Carolina  27601
            (919) 872-4924                            (919) 755-8700
(Name, address and telephone number of agent for service)
                             ----------------------


                         CALCULATION OF REGISTRATION FEE

Title of Securities to be       Amount to be        Proposed Maximum            Proposed Maximum             Amount of
registered                       Registered      Offering Price Per Unit(1)(2)  Aggregate Offering Price(2)  Registration Fee

Common Stock, par value
$0.01 per share.............  1,100,000 shares          $32.375                     $35,612,500               $10,791.67

---------------------------
(1) Offering prices vary with the market price of the Registrant's Common Stock.
(2) Computed pursuant to Rule 457(h) under the Securities Act of 1933 (as amended) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock reported on the New York Stock Exchange on June 19, 1997.



                                EXPLANATORY NOTE

This Registration Statement is hereby filed with respect to the registration of additional securities, to be issued pursuant to the Company's 1994 Amended and Restated Stock Option Plan (the "plan"), of the same class as other securities for which a Registration Statement has been filed on Form S-8 (File No. 333-12117) and has been effective as of September 16, 1996 (the "Original Registration Statement").

Pursuant to general instruction e of Form S-8 with respect to the registration of additional securities, the registrant hereby incorporates by reference herein the contents of the Original Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") (File No. 1-13100) pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and in the Prospectus constituting a part of this Registration Statement:

         a. the Company's annual report on Form 10-K for the year ended December 31, 1996;

         b. the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1997;

         c. the description of the Common Stock of the Company included in the Company's Registration Statement on Form 8-A, dated May 16, 1994; and

         d. the Company's Current Reports on Form 8-K, dated January 9, 1997 (as amended by Form 8-K/A on February 7, 1997 and by Form 8-K/A on March 10, 1997) and February 12, 1997.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such reports and documents.

         For purposes of this registration statement, any statement contained in a report, document or appendix incorporated, or deemed to be incorporated, by reference in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any subsequently filed report, document or appendix, which also is or is deemed incorporated by reference, modifies or supersedes such statement in such report, document or appendix. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         The Registrant will provide without charge to each person to whom the Prospectus constituting a part of this Registration Statement is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein and in the Prospectus by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to Investor Relations, Highwoods Properties, Inc., 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604. Telephone requests may be directed to (919) 872-4924.

ITEM 8.  EXHIBITS

         The following exhibits are filed herewith:

Exhibit No.                                 Description

5.1 Opinion of Smith Helms Mulliss & Moore L.L.P. regarding the legality of the shares of Common Stock being registered

23.1       Consent of Smith Helms Mulliss & Moore L.L.P. (included in Exhibit
           5.1)

23.2       Consent of Ernst & Young, LLP

99.1       Highwoods Properties, Inc. Amended and Restated 1994 Stock Option
           Plan

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on June 20, 1997.

                                        Highwoods Properties, Inc.
                                        (Registrant)

                                        By:       /s/ Ronald P. Gibson
                                                 Ronald P. Gibson
                                                 President

                           --------------------------


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                  Name                                        Title                                     Date


/s/ O. Temple Sloan, Jr.                    Chairman of the Board of Directors                   June 20, 1997
--------------------------------------------
                O. Temple Sloan, Jr.


/s/ Ronald P. Gibson                        President, Chief Executive Officer and               June 20, 1997
--------------------------------------------    Director
                   Ronald P. Gibson


/s/ William T. Wilson III                   Executive Vice President and Director                June 20, 1997
--------------------------------------------
              William T. Wilson III


/s/ John L. Turner                          Vice Chairman of the Board of Directors              June 20, 1997
--------------------------------------------    and Chief Investment Officer
                     John L. Turner


/s/ Gene H. Anderson                        Senior Vice President and Director                   June 20, 1997
--------------------------------------------
                  Gene H.  Anderson


/s/ John W. Eakin                           Senior Vice President and Director                   June 20, 1997
--------------------------------------------
                      John W. Eakin


/s/ Thomas W. Adler                         Director                                                      June 20, 1997
--------------------------------------------
                  Thomas W. Adler


/s/ William E. Graham, Jr.                  Director                                                      June 20, 1997
--------------------------------------------
              William E. Graham, Jr.




                                        3




/s/ L. Glenn Orr, Jr.                       Director                                                      June 20, 1997
--------------------------------------------
                    L. Glenn Orr, Jr.


/s/ Willard H. Smith Jr.                    Director                                                      June 20, 1997
--------------------------------------------
               Willard H. Smith Jr.


/s/ Stephen Timko                           Director                                                      June 20, 1997
--------------------------------------------
                     Stephen Timko


/s/ Carman J. Liuzzo                        Vice President, Chief Financial Officer                       June 20, 1997
--------------------------------------------   and Treasurer (Principal Accounting
                   Carman J. Liuzzo              Officer)



                                  Exhibit Index
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
                                                                                                      Page

Exhibit No.


5.1        Opinion of Smith Helms Mulliss & Moore L.L.P. regarding the legality of the shares of
           Common Stock being registered

23.1       Consent of Smith Helms Mulliss & Moore L.L.P. (included in Exhibit 5.1)

23.2       Consent of Ernst & Young, LLP

99.1       Highwoods Properties, Inc. Amended and Restated 1994 Stock Option Plan



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